Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated June 21, 2023 relating to the financial statements Algoma Steel Group Inc. and the effectiveness of Algoma Steel Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 40-F of Algoma Steel Group Inc. for the year ended March 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 21, 2023